FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY FUNDS TRUST
811-22321
For Period Ended 04/30/2013

The following documents were previously filed with Post-Effective Amendment no. 51 to the Registrant’s registration statement filed on June 17, 2013, accession number 0001144204-13-035086

 Investment Advisory Contracts

1.	Amendment to the Amended and Restated Management Agreement dated May 14, 2012
2.	Amendment to the Amended and Restated Management Agreement dated May 25, 2012
3.	Amendment to the Amended and Restated Management Agreement dated October 5, 2012
4.	Amendment to the Amended and Restated Management Agreement dated December 17, 2012
5.	Amendment to the Amended and Restated Management Agreement dated January 11, 2013
6.	Amendment to the Amended and Restated Management Agreement dated February 28, 2013
7.	Subadvisory Agreement with Epoch Investment Partners, Inc. dated March 27, 2013
8.	Subadvisory Agreement with Marketfield Asset Management dated October 5, 2012
9.	Interim Subadvisory Agreement with Epoch Investment Partners, Inc. dated March 27, 2013
10.	Subadvisory Agreement with Cornerstone Capital Management LLC dated January 13, 2013

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